EXHIBIT 21 SUBSIDIARIES OF HIBERNIA CORPORATION

NAME OF SUBSIDIARY                                                    STATE OR OTHER JURISDICTION
                                                                                                 OF INCORPORATION OR ORGANIZATION

Hibernia National Bank                                                                                United States

Hibernia Capital Corporation                                                                       Louisiana

Hibernia Southcoast Capital, Inc.                                                               Louisiana

Zachary Taylor Life Insurance Company, Inc.                                         Louisiana

Hibernia Investments, L.L.C. (1)                                                                 Louisiana
         (formerly Hibernia Investment Securities, Inc.)

Hibernia Insurance Agency L.L.C.                                                             Louisiana
         (doing business as Hibernia Rosenthal and
         Hibernia Rosenthal Insurance)

Hibernia Insurance Agency of Texas, Inc. (1)                                          Texas

Hibernia Reinsurance Company (1)                                                            Vermont

                      (1) Subsidiary of Hibernia National Bank

All other subsidiaries considered in the aggregate would not constitute a significant subsidiary.